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                                                                  EXHIBIT 10(o)

                                  AMENDMENT 1
                                       TO
                              SEVERANCE AGREEMENT

THIS AMENDMENT, is made this 6th day of March, 2000, by and between Lincoln Electric Holdings, Inc. (the "Company") and _______________ ("Executive").

        WHEREAS, the Company and Executive have entered into an agreement, dated September 9, 1998, specifying severance benefits that would apply to Executive upon a change in control of the Company (the "Severance Agreement");

        WHEREAS, the Compensation Committee of the Board of Directors of the Company have approved certain changes to the terms of Executive's retirement arrangement with the Company which are specified in the Severance Agreement; and

        WHEREAS, the Company and Executive desire to amend the Severance Agreement to reflect the changes approved by the Compensation Committee.

        NOW THEREFORE,

        1. The third paragraph of Annex A of the Severance Agreement is hereby amended in its entirety, effective as of the date hereof, to read as follows:


                                  "3. Performance Awards.  All performance
                      awards granted prior to a Change in Control under the Company's Long-Term Incentive Program or any successor plan, if any, for the open performance periods will be paid in accordance with the provisions of such Program at the greater of target or actual performance on the Executive's Termination Date."

        2. The fifth paragraph of Annex A of the Severance Agreement is hereby amended in its entirety, effective as of the date hereof, to read as follows:

                                  "5. Supplemental Executive Retirement Plan.
                      For purposes of determining the Executive's benefit under the Supplemental Executive Retirement Plan or any successor thereto, the Executive (a) will be credited with the number of years of continuous service equal to the number of his actual years of continuous service at his Termination Date plus the number of years of continuous service he would have had if he had continued his employment throughout the greater of (i) one year or
                      (ii) the remainder of the Severance Period, (b) will be considered to have attained his actual chronological age at his Termination Date age plus the greater of (i) one additional year of chronological age or (ii) additional years of chronological





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                      age equal to the number of years and months included in
                      the remainder of the Severance Period, and (c) will become fully vested under the Supplemental Executive Retirement Plan as of his Termination Date."

                                     *           *               *


               EXECUTED this 6th day of March, 2000.



                                           LINCOLN ELECTRIC HOLDINGS, INC.

                                           By:
                                              --------------------------------
                                               Title:

                                           ------------------------



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